Exhibit 10.5

                          CONSULTING SERVICES AGREEMENT



CONSULTING SERVICES AGREEMENT executed this 1st day of MAY, 2004, by and between LEVIN INDUSTRIES LTD. ("LEVIN"), a British Columbia Corporation, with offices at 315 E. 2nd Avenue, Vancouver, British Columbia, Canada and SIMON LEVIN. ("SIMON"), a Vancouver Businessman, (collectively the "Parties").

WHEREAS, LEVIN wishes to enter into a consulting services agreement with SIMON.


IT IS THEREFORE NOW AGREED AS FOLLOWS:

      1. Effective May 1, 2004, Simon shall be hired as a consultant to LEVIN for the purpose of assisting LEVIN in establishing accounts with potential clients and negotiate new contracts.

      2. The initial term of this agreement is for TWELVE (12) months and may be extended upon mutual agreement of the parties hereto.

      3. As compensation and in consideration for the SIMON services, LEVIN shall remunerate SIMON, $4000.00 per month. This agreement may be terminated in writing by either party with thirty (30) days notice.

      4. SIMON shall not be required to devote his entire time and attention to LEVIN business, but shall devote such time as is necessary to properly carry out the duties for which he is being contracted.

      5. SIMON shall be entitled to a business expense account allowance, to cover all travel, entertainment and business expenses, which he incurs on behalf of LEVIN. SIMON shall maintain records to substantiate this account allowance and provide a monthly expense report.

      6. This Agreement shall be construed to the laws of British Columbia, Canada.

      7. This Agreement supersedes all prior or contemporaneous oral or written statements concerning the subject matter herein, and represents the complete and final understanding between the parties hereto. Any modification of this Agreement is ineffective unless provided in writing and executed by all of the parties hereto.

      8. SIMON acknowledges that he may not assign his rights or delegate his duties or obligations under this agreement.


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      9.    If a suit or action is instituted in connection with any controversy arising out of this agreement, the prevailing party shall be entitled to recover from the other party, in addition to costs, such sums as the court may adjudge reasonable as attorneys fees, including fees on appeal from a judgment, order or decree.

      10. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.




/s/ SIMON LEVIN
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SIMON LEVIN

This 1st day of May, 2004.




/s/ SIMON LEVIN
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LEVIN INDUSTRIES LTD.
Director: Simon Levin
This day 1st of May, 2004.